As filed with the Securities and Exchange Commission on January 9, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENEDX HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1966622
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 Ludlow Street, North Tower, 8th Floor
Stamford, Connecticut 06902
(Address of Principal Executive Offices) (Zip Code)
GENEDX HOLDINGS CORP. 2021 EQUITY INCENTIVE PLAN
GENEDX HOLDINGS CORP. 2021 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)

Katherine Stueland
Chief Executive Officer
333 Ludlow Street, North Tower, 8th Floor
Stamford, Connecticut 06902
(Name and Address of Agent For Service)
(800) 298-6470
(Telephone Number, including area code, of agent for service)

Copies to:
Ethan Skerry Per B. Chilstrom Fenwick & West LLP 902 Broadway New York, New York 10010 (212) 430-2600	Kevin Feeley Chief Financial Officer GeneDx Holdings Corp. 333 Ludlow Street, North Tower, 8th Floor Stamford, Connecticut 06902 (800) 298-6470
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, GeneDx Holdings Corp. (f/k/a Sema4 Holdings Corp.), a Delaware corporation (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (a) 19,425,557 additional shares of Class A common stock (“Class A Common Stock”) available for issuance under the GeneDx Holdings Corp. 2021 Equity Incentive Plan (the “2021 EIP”), pursuant to the evergreen provisions of the 2021 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance under the 2021 EIP, and (b) 3,885,112 additional shares of Class A Common Stock available for issuance under the GeneDx Holdings Corp. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the evergreen provisions of the 2021 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance under the 2021 ESPP.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s prior registration statements on Form S-8 filed with the Commission on September 27, 2021 (Registration No. 333-259815) (the “First Prior Registration Statement”) and January 25, 2022 (Registration No. 333-262338) (including the reoffer prospectus contained therein (which reoffer prospectus superseded and replaced the reoffer prospectus contained in the First Prior Registration Statement), the “Second Prior Registration Statement”), except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by GeneDx Holdings Corp. (f/k/a Sema4 Holdings Corp.) (the “Registrant”) with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report on Form 10-K”), filed with the Commission on March 14, 2022;
(b) the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the Commission on May 12, 2022, August 15, 2022 and November 14, 2022, respectively;
(c) the Registrant’s Current Reports on Form 8-K filed with the Commission on January 18, 2022 (but only with respect to Items 1.01, 3.02 and 5.02, and Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 thereto), January 31, 2022, March 14, 2022 (but only with respect to Items 4.02 and 9.01 thereto), April 27, 2022, May 2, 2022 (but only with respect to Items 1.01, 2.01, 3.02, 5.02, 5.03, 8.01, 9.01(a) and 9.01(b), and Exhibits 2.1, 3.1, 10.1, 10.2, 23.1, 99.2 and 99.3 thereto), June 14, 2022 (but only with respect to Items 5.02 and 9.01), July 1, 2022, August 26, 2022 (but only with respect to Items 5.02, 8.01, 9.01(a) and 9.01(b), and Exhibits 10.1, 99.2 and 99.3), November 14, 2022 (but only with respect to Item 2.05 thereto), December 30, 2022, and January 9, 2023 (but only with respect to Item 5.03 thereto);
(d) the Registrant’s definitive proxy statement filed with the Commission on March 31, which contains the audited combined carve out balance sheets of GeneDx and subsidiary as of December 31, 2021 and 2020, the related audited combined carve out statements of comprehensive loss, equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes beginning on page F-41; and

(e)    the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 31, 2020, as updated by the description of the Registrant’s Class A common stock contained in Exhibit 4.4 to the Registrant’s 2021 Annual Report on Form 10-K, including any subsequent amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39482	3.1	July 28, 2021

4.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39482	3.1	May 2, 2022

4.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39482	3.1	January 9, 2023

4.4	Bylaws of the Registrant as currently in effect	8-K	001-39482	3.2	January 9, 2023

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for GeneDx Holdings Corp.					X

23.2	Consent of Ernst & Young LLP, Independent Auditors for GeneDx, Inc.					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X
99.1	GeneDx Holdings Corp. 2021 Equity Incentive Plan					X
99.2	Form of Stock Option Agreement under the GeneDx Holdings Corp. 2021 Equity Incentive Plan					X
99.3	Form of RSU Agreement under the GeneDx Holdings Corp. 2021 Equity Incentive Plan					X
99.4	GeneDx Holdings Corp. 2021 Employee Stock Purchase Plan					X
107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the ninth day of January, 2023.

GeneDx Holdings Corp.

By:	/s/ Katherine Stueland
Katherine Stueland
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Katherine Stueland and Jason Ryan, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Katherine Stueland	Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2023
Katherine Stueland

/s/ Kevin Feeley	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	January 9, 2023
Kevin Feeley

/s/ Jason Ryan	Executive Chairman and Director	January 9, 2023
Jason Ryan

/s/ Joshua Ruch	Director	January 9, 2023
Joshua Ruch

/s/ Dennis Charney	Director	January 9, 2023
Dennis Charney

/s/ Eli D. Casdin	Director	January 9, 2023
Eli D. Casdin

/s/ Emily Leproust	Director	January 9, 2023
Emily Leproust

/s/ Keith Meister	Director	January 9, 2023
Keith Meister

/s/ Michael Pellini	Director	January 9, 2023
Michael Pellini

/s/ Richard C. Pfenniger, Jr.	Director	January 9, 2023
Richard C. Pfenniger, Jr.

/s/ Rachel Sherman	Director	January 9, 2023
Rachel Sherman